Colfax Reports First Quarter 2019 Results

•	Acquired DJO Global, Inc. in February, March performance in-line with expectations

•	Grew Fabrication Technology sales 5%, improved adjusted EBITA margins 20 bps

•	Achieved Air & Gas Handling order growth of 18% or 21% organically, improved adjusted EBITA margins 160 bps

•
Reported net loss from continuing operations per diluted share of $(0.36) versus net income of $0.22 in the prior year quarter; achieved adjusted net income per share of $0.53 versus $0.48 for 10% growth

ANNAPOLIS JUNCTION, MD - May 8, 2019 - Colfax Corporation (NYSE: CFX), a leading diversified technology company, today announced its financial results for the first quarter of 2019.

The Company reported a net loss from continuing operations of $(49) million or $(0.36) per diluted share, compared to net income of $0.22 per diluted share in the prior year quarter. Excluding strategic transaction costs, acquisition-related amortization costs, pension settlement losses and restructuring costs, adjusted earnings per share grew 10% to $0.53 despite over 6% reduction in reported sales from currency translation rates. In February 2019, Colfax completed its acquisition of DJO Global, Inc., the March results of which are reported as the Company’s new Medical Technology segment. DJO is a global leader in orthopedic solutions, providing orthopedic devices, software and services spanning the full continuum of patient care, from injury prevention to rehabilitation.

First quarter 2019 net sales of $1,008 million were 14% higher than the comparable period of 2018. Excluding acquisitions and foreign currency translation effects (FX), Fabrication Technology segment sales grew 5% from improved pricing, and Air & Gas Handling segment sales decreased 3% as expected. The new Medical Technology segment posted sales of $124 million in the month of March. First quarter 2019 Air & Gas Handling orders increased 18% to $384 million compared to the prior year period. Excluding acquisitions and FX, orders increased 21% on double digit growth across all end markets.

First quarter adjusted EBITA was $127 million as compared with $91 million in the prior year quarter, with $26 million of the increase from the Medical Technology segment. Adjusted EBITA margins expanded 230 basis points to 12.6%, reflecting operating improvements and the acquisition of the higher-margin DJO business. Air & Gas Handling adjusted EBITA margins grew 160 basis points to 11.3% as a result of restructuring actions and improved project margins. Fabrication Technology adjusted EBITA margins increased 20 basis points to 14.2% in the quarter as a result of improved pricing.

“We are pleased to start the year with solid results in each of our businesses,” said Matt Trerotola, Colfax President and CEO. “Our Air & Gas Handling business drove its third consecutive quarter of double-digit order growth, and the strategic review of the business is progressing as expected. The Fab Tech segment delivered core sales growth for the ninth consecutive quarter, and margins improved 180 basis points sequentially on strong price and productivity versus cost inflation. Our new Med Tech segment contributed its first month of sales and profits since the acquisition, and both were in-line with expectations. The DJO integration is on track, with initial focus on operational improvement, growth acceleration, and transitioning to a CBS culture of continuous improvement.” The Company re-affirmed its 2019 adjusted EPS guidance of $2.55 to $2.65.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results today at 8:00 a.m. EDT. The call will be open to the public by calling +1-877-303-7908 (U.S. callers) or +1-678-373-0875 (international callers) and referencing the conference ID number 8166689 or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a leading diversified technology company that provides orthopedic, fabrication technology and air & gas handling products and services to customers around the world, principally under the DJO, ESAB and Howden brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (“CBS”), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax is traded on the NYSE under the ticker “CFX.”

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted EBITA (earnings before interest, taxes and amortization), organic sales growth, and organic order growth. Adjusted EBITA excludes restructuring and other such charges, acquisition-related intangibles amortization, and other non-cash acquisition-related charges and strategic transaction costs. Adjusted net income and adjusted net income per share exclude restructuring and other such charges, pension settlement loss, debt extinguishment charges, acquisition-related intangibles amortization, and other non-cash acquisition-related charges, strategic transaction costs, and gain or loss on short term investments related to the 2017 divestiture of its Fluid Handling business. The effective tax rate used to calculate adjusted net income and adjusted net income per share was 24.1% for the first quarter ended March 29, 2019 and 21.1% for the first quarter ended March 30, 2018. Organic sales growth and organic order growth (decline) exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Colfax management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2018 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Investor Relations
Colfax Corporation
+1-301-323-9090
investorrelations@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	March 29, 2019	March 30, 2018

Net sales	$1,007,668	$880,925
Cost of sales	649,378	610,305
Gross profit	358,290	270,620
Selling, general and administrative expense	318,144	200,519
Restructuring and other related charges	15,386	7,929
Operating income	24,760	62,172
Pension settlement loss	43,774	—
Interest expense, net	29,121	9,588
Loss on short term investments	—	14,719
(Loss) income from continuing operations before income taxes	(48,135)	37,865
(Benefit) provision for income taxes	(3,578)	5,986
Net (loss) income from continuing operations	(44,557)	31,879
Loss from discontinued operations, net of taxes	(3,445)	(2,837)
Net (loss) income	(48,002)	29,042
Less: income attributable to noncontrolling interest, net of taxes	4,021	4,507
Net (loss) income attributable to Colfax Corporation	$(52,023)	$24,535
Net (loss) income per share - basic and diluted
Continuing operations	$(0.36)	$0.22
Discontinued operations	$(0.03)	$(0.02)
Consolidated operations	$(0.39)	$0.20

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Amounts in thousands, except per share data
(Unaudited)

	Three Months Ended
	March 29, 2019	March 30, 2018
Adjusted Net Income and Adjusted Net Income Per Share
Net (loss) income from continuing operations attributable to Colfax Corporation (1)	$(48,578)	$27,372
Restructuring and other related charges - pretax	15,386	7,929
Pension settlement loss - pretax	43,774	—
Debt extinguishment charges - pretax	802	—
Acquisition-related amortization and other non-cash charges - pretax(2)	30,754	20,681
Strategic transaction costs - pretax(3)	55,846	—
Loss on short term investments - pretax	—	14,719
Tax adjustment (4)	(27,299)	(11,157)
Adjusted net income from continuing operations	$70,685	$59,544
Adjusted net income margin from continuing operations	7.0%	6.8%
Weighted-average shares outstanding - diluted	134,408	124,081

Adjusted net income per share continuing operations	$0.53	$0.48

Net (loss) income per share- diluted from continuing operations (GAAP)	$(0.36)	$0.22
__________
(1) Net income from continuing operations attributable to Colfax Corporation for the respective periods is calculated using Net income from continuing operations less the income attributable to noncontrolling interest, net of taxes.
(2) Includes amortization of acquired intangibles and fair value charges on acquired inventory.
(3) Includes costs incurred for the acquisition of DJO and costs associated with the strategic review of the Air & Gas Handling business.
(4) The effective tax rates used to calculate adjusted net income and adjusted net income per share for the first quarter ended March 29, 2019 was 24.1% and 21.1% for the first quarter ended March 30, 2018.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands
(Unaudited)

	Three Months Ended
	March 29, 2019	March 30, 2018
Net (loss) income from continuing operations	$(44,557)	$31,879
(Benefit) provision for income taxes	(3,578)	5,986
Loss on short term investments	—	14,719
Interest expense, net	29,121	9,588
Pension settlement loss	43,774	—
Restructuring and other related charges	15,386	7,929
Strategic transaction costs(1)	55,846	—
Acquisition-related amortization and other non-cash charges(2)	30,754	20,681
Adjusted EBITA	$126,746	$90,782
Adjusted EBITA margin	12.6%	10.3%
__________
(1) Includes costs incurred for the acquisition of DJO and costs associated with the strategic review of the Air & Gas Handling business.
(2) Includes amortization of acquired intangibles and fair value charges on acquired inventory.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

			Air and Gas Handling
	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the three months ended March 30, 2018	$880.9		$327.1		$889.5
Components of Change:
Existing businesses(1)	14.3	1.6%	68.7	21.0%	30.0	3.4%
Acquisitions(2)	168.7	19.2%	7.8	2.4%	32.0	3.6%
Foreign currency translation	(56.2)	(6.4)%	(19.3)	(5.9)%	(58.5)	(6.6)%
	126.8	14.4%	57.2	17.5%	3.5	0.4%
As of and for the three months ended March 29, 2019	$1,007.7		$384.3		$893.0
__________
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales, orders and order backlog of acquisitions completed in our Air and Gas Handling segment, and incremental sales from the DJO acquisition and for acquisitions completed in our Fabrication Technology segment.

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	March 29, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$242,418	$245,019
Trade receivables, less allowance for doubtful accounts of $41,538 and $35,152	1,153,056	989,418
Inventories, net	739,535	496,535
Other current assets	273,648	227,469
Total current assets	2,408,657	1,958,441
Property, plant and equipment, net	647,608	503,344
Goodwill	3,852,431	2,576,617
Intangible assets, net	2,871,424	1,012,913
Lease asset - right of use	197,607	—
Other assets	524,680	552,557
Total assets	$10,502,407	$6,603,872

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$136,208	$6,334
Accounts payable	705,873	640,667
Customer advances and billings in excess of costs incurred	155,193	147,307
Accrued liabilities	574,354	405,037
Total current liabilities	1,571,628	1,199,345
Long-term debt, less current portion	4,037,146	1,192,408
Non-current lease liability	152,601	—
Other liabilities	999,316	735,173
Total liabilities	6,760,691	3,126,926
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 117,558,414 and 117,275,217 issued and outstanding	118	117
Additional paid-in capital	3,421,063	3,057,982
Retained earnings	955,183	991,838
Accumulated other comprehensive loss	(798,864)	(780,177)
Total Colfax Corporation equity	3,577,500	3,269,760
Noncontrolling interest	164,216	207,186
Total equity	3,741,716	3,476,946
Total liabilities and equity	$10,502,407	$6,603,872

Colfax Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Three Months Ended
	March 29, 2019	March 30, 2018

Cash flows from operating activities:
Net (loss) income	$(48,002)	$29,042
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment charges	44,832	36,987
Stock-based compensation expense	5,238	5,595
Non-cash interest expense	1,821	1,120
Loss on short term investments	—	14,719
Deferred income tax benefit	(9,185)	(591)
Loss (gain) on sale of property, plant and equipment	218	(7,148)
Pension settlement loss	43,774	—
Changes in operating assets and liabilities:
Trade receivables, net	1,876	(17,896)
Inventories, net	(36,131)	(42,436)
Accounts payable	(45,749)	(18,836)
Customer advances and billings in excess of costs incurred	7,238	27,391
Changes in other operating assets and liabilities	(38,218)	(30,604)
Net cash used in operating activities	(72,288)	(2,657)
Cash flows from investing activities:
Purchases of property, plant and equipment	(24,356)	(11,097)
Proceeds from sale of property, plant and equipment	1,283	9,034
Acquisitions, net of cash received	(3,147,835)	(50,964)
Proceeds from sale of business, net	—	(1,048)
Net cash used in investing activities	(3,170,908)	(54,075)
Cash flows from financing activities:
Proceeds from borrowings under notes and term credit facility	2,725,000	—
Payments under term credit facility	(502,813)	(18,750)
Proceeds from borrowings on revolving credit facilities and other	1,233,735	173,886
Repayments of borrowings on revolving credit facilities and other	(477,045)	(99,600)
Payment of deferred debt issuance costs	(24,280)	—
Proceeds from tangible equity units, net	377,814	—
Proceeds from issuance of common stock, net	2,439	2,565
Payment for noncontrolling interest share repurchase	(92,721)	—
Other	(3,103)	(690)
Net cash provided by financing activities	3,239,026	57,411
Effect of foreign exchange rates on Cash and cash equivalents	1,569	5,648
(Decrease) increase in Cash and cash equivalents	(2,601)	6,327
Cash and cash equivalents, beginning of period	245,019	262,019
Cash and cash equivalents, end of period	$242,418	$268,346
__________
(1) Net cash used in operating activities in the quarter ended March 29, 2019 includes $56 million to fund strategic transaction costs and $16 million related to reducing DJO’s factoring program participation and overdue supplier payables.